Exhibit 5.1(a)

Opinion re Legality

[LETTERHEAD OF YORAM L. COHEN, ASHLAGI, ESHEL]

Tel-Aviv, August 2, 2010

D. Medical Industries Ltd.

7 Zabotinsky St.

Moshe Aviv Tower

Ramat-Gan 52520

Israel

Ladies and Gentlemen:

D. Medical Industries Ltd., a company organized under the laws of the State of Israel (the “Company”), has filed with the Securities and Exchange Commission a Registration Statement on Form F-1 (Registration No. 333-165488), as amended (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 2,156,250 of its ordinary shares, par value NIS 0.32 per share (the “Shares”) including up to 281,250 Shares if Rodman & Renshaw, LLC and ThinkEquity LLC (the “Underwriters”) exercise their over-allotment option. The Company has also agreed to issue to the Underwriters warrants to purchase, in the aggregate, up to 93,750 ordinary shares, par value NIS 0.32 per share, of the Company in the form attached to the Registration Statement as exhibit 4.2 (the “Warrants”).

As special Israeli counsel to the Company in connection with the offering of the Shares under the Registration Statement, we have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Members of our firm are admitted to the Bar in the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction.

The opinion hereafter expressed with respect to the enforceability of the Warrants is subject to the general qualifications that any rights and remedies with respect to the Warrants may be subject to and affected by: (i) bankruptcy, insolvency, reorganization, arrangement, wind-up, moratorium and other similar laws of general application affecting the enforcement of creditors’ rights generally; (ii) general principles of equity, including, without limitations, those governing the availability of equitable remedies (such as injunctive relief and specific performance) which are in the discretion of a court and the concepts of materiality, reasonableness. Good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or law); and (iii) general rules of contract law with respect to matters such as the election of remedies, the limits of severability, mutuality of obligations, and opportunity to cure, limitations on the enforceability of indemnification, contribution or exculpation provisions under applicable securities laws or otherwise and limitations on the enforceability of provisions which are in violations of public policy. The opinion hereafter expressed is based upon current Israeli statutes, rules, regulations, cases and official interpretive opinions which, in our experience, are normally applicable to the type of transaction provided for in the Underwriting Agreement (as defined below) and the Warrant.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares to be issued and sold by the Company, as contemplated by the Prospectus included in the Registration Statement, are duly and validly authorized and, when issued and sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement (the “Underwriting Agreement”), and upon receipt by the Company of payment therefor as provided in the Underwriting Agreement, will be legally and validly issued, fully paid and non-assessable; (ii) the Company has all requisite corporate power to enter into and perform its obligations under the Warrants; (iii) the Warrants when issued will be duly executed and delivered by the Company; (iv) the execution and delivery by the Company of the Warrants, and the performance by the Company of the transactions contemplated thereby, will have been duly authorized by all necessary corporate action on the part of the Company; and (v) when the Warrants are duly executed and delivered by the Company to the Underwriters in the manner contemplated by the Underwriting Agreement and upon receipt by the Company of payment therefore as provided in the Underwriting Agreement: (A) the Warrants will be duly authorized, validly issued, fully paid and non assessable and will be free of any liens or encumbrances or other restrictions on transfer created by the Company; (B) the ordinary shares, par value NIS 0.32 per share, of the Company, issuable upon exercise thereof are duly and validly reserved and, upon issuance in accordance with the terms of the Warrants, will be duly and validly issued, fully paid and non assessable and free of restrictions on transfer created by the Company; (C) the Warrants are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms; and (D) the execution and delivery by the Company of the Warrants and the performance by the Company of the transactions contemplated thereby, do not (a) violate the provisions of any Israeli law, rule or regulation applicable to the Company, or (b) violate the provisions of the Articles of Association or Memorandum of Association of the Company as currently in effect.

Torys LLP may rely on this opinion in its issuance of its opinion in connection with the Registration Statement, attached as Exhibit 5.1(b) thereto.

Opinion re Legality

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Yoram L. Cohen, Ashlagi, Eshel

Yoram L. Cohen, Ashlagi, Eshel,

Advocates